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                                                                    Exhibit 23.3



               Consent of Independent Certified Public Accountants


We have issued our reports dated September 21, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of Precision Auto Care, Inc. on Form 10-K for the year ended June 30, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Precision Auto Care, Inc. on Form S-3 (to be filed on or about October 4, 2001) and the use of our name as it appears under the caption "Experts."

                                                              Grant Thornton LLP


Vienna, Virginia
September 27, 2001